Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Rover Group, Inc., a Delaware corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: August 9, 2021

NEBULA CARAVEL HOLDINGS, LLC

By:	True Wind Capital, II L.P.,
its manager

By:	True Wind Capital, II-A L.P.,
its manager

By:	True Wind Capital GP II, LLC,
its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TRUE WIND CAPITAL II, L.P.

By:	True Wind Capital GP II, LLC,
its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TRUE WIND CAPITAL II-A, L.P.

By:	True Wind Capital GP II, LLC,
its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

TRUE WIND CAPITAL GP II, LLC

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

ADAM H. CLAMMER

/s/ Adam H. Clammer

JAMES H. GREENE, JR.

/s/ James H. Greene, Jr.